Farmer Mac Reports Second Quarter 2010 Results

WASHINGTON, Aug. 9 /PRNewswire-FirstCall/ -- The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM; AGM.A) today reported second quarter core earnings of $5.3 million ($0.50 per diluted common share) and GAAP net income available to common stockholders for the period of $1.8 million ($0.17 per diluted common share).  Second quarter 2009 core earnings were $4.7 million ($0.46 per diluted common share) and GAAP net income available to common stockholders was $25.4 million ($2.49 per diluted common share).  Second quarter 2009 GAAP results benefited from a $20.3 million after tax increase in the value of financial derivatives.  Farmer Mac excludes such fair value fluctuations from its core earnings.

Farmer Mac President and Chief Executive Officer Michael Gerber stated, "With the capital raise behind us and core earnings growing again, Farmer Mac is fully focused on growing our $10.8 billion portfolio of outstanding loans, guarantees and commitments and continuing to serve rural America.  Our purchases of individual loans under both the Farmer Mac I and Farmer Mac II programs are at a record pace.  Through the end of this year's second quarter, new business volume was sufficient to offset the repayment of loans in our portfolio.  In addition, we see continued interest in our products targeted at loan portfolios, as evidenced by a new $250 million transaction completed in July, after the end of the second quarter.  With lenders in both the agricultural and rural utilities sectors looking for sources of capital and liquidity and to reduce their credit risk exposures, Farmer Mac represents an important potential solution for those challenges and a means to meet the borrowing needs of lenders' rural customers."

For the quarter ended June 30, 2010, Farmer Mac realized an effective net interest spread of 108 basis points, compared to 82 basis points for the quarter ended June 30, 2009.  This increased spread combined with growth in our core business produced $15.5 million of net interest spread in second quarter 2010, compared to $9.9 million in second quarter 2009.

Farmer Mac's 90-day delinquencies were $56.0 million (1.30 percent of the portfolio) as of June 30, 2010, down from $70.4 million (1.64 percent) as of March 31, 2010, but up from $42.3 million (0.95 percent) as of June 30, 2009.  The decrease in delinquencies when compared to March 31, 2010 is primarily due to the annual (January 1st) and semi-annual (January 1st and July 1st) payment characteristics of most Farmer Mac I loans.  For much of 2009, the 90-day delinquencies were concentrated in the ethanol industry and this concentration has been significantly reduced.  Ethanol loans comprised $10.9 million of the $56.0 million of 90-day delinquencies as of June 30, 2010, compared to $18.8 million of $42.3 million as of June 30, 2009.  Certain sectors of agriculture continue to show stress -- most notably dairy.  Given current conditions, Farmer Mac anticipates many sectors will continue to experience challenges during the second half of 2010, with delinquencies, losses and charge-offs likely to remain higher than the historical average, but within the Corporation's historical experience.  As of June 30, 2010, there were no delinquencies in Farmer Mac's portfolio of rural utilities loans.

"We continue to move forward with building a strong Farmer Mac," continued Mr. Gerber.  "Earnings are improving even with the additions to the reserve, growth is beginning to occur and the portfolio remains stable in spite of stress in sectors such as dairy.  With a solid balance sheet and a strong focus on growth in our mission volume we are encouraged with the second quarter results."

Farmer Mac uses core earnings, a non-GAAP financial measure, to measure corporate economic performance and develop financial plans because, in management's view, core earnings more accurately represent Farmer Mac's economic performance, transaction economics and business trends before the effects on earnings of temporary changes in the recorded fair values of assets and liabilities and other one-time items.  Core earnings differs from GAAP net income primarily by excluding unrealized gains or losses on financial derivatives and trading assets, lower of cost or fair value adjustments on loans held for sale and, for first half of 2010, other items related to the retirement of preferred stock and the amortization of premiums on assets consolidated at fair value.  Farmer Mac's disclosure of this non-GAAP measure is not intended to replace GAAP information but, rather, to supplement it.

A reconciliation of Farmer Mac's GAAP net income available to common stockholders to core earnings is presented in the following table.

Reconciliation of GAAP Net Income Available to Common Stockholders to Core Earnings
	For the Three Months Ended
	June 30, 2010		June 30, 2009
		Per Diluted		Per Diluted
		Share		Share
	(in thousands, except per share amounts)

GAAP net income available to common stockholders	$ 1,824	$ 0.17	$ 25,385	$ 2.49
Less the net of tax effects of:
Unrealized (losses)/gains on financial derivatives	(4,016)	(0.38)	20,281	1.99
Unrealized gains on trading assets	3,288	0.31	23	-
Amortization of premiums on assets consolidated at fair value	(2,701)	(0.25)	-	-
Issuance costs on the retirement of preferred stock	-	-	-	-
Net effects of settlements on agency forward contracts	(94)	(0.01)	367	0.04
Lower of cost or fair value adjustment on loans held for sale	58	-	-	-
Core earnings	$ 5,289	$ 0.50	$ 4,714	$ 0.46

	For the Six Months Ended
	June 30, 2010		June 30, 2009
		Per Diluted		Per Diluted
		Share		Share
	(in thousands, except per share amounts)

GAAP net income available to common stockholders	$ 3,591	$ 0.34	$ 58,903	$ 5.80
Less the net of tax effects of:
Unrealized (losses)/gains on financial derivatives	(2,129)	(0.20)	30,009	2.95
Unrealized gains on trading assets	5,476	0.52	20,580	2.03
Amortization of premiums on assets consolidated at fair value	(3,383)	(0.32)	-	-
Issuance costs on the retirement of preferred stock	(5,784)	(0.56)	-	-
Net effects of settlements on agency forward contracts	112	0.01	(1,193)	(0.12)
Lower of cost or fair value adjustment on loans held for sale	(1,420)	(0.13)	-	-
Core earnings	$ 10,719	$ 1.02	$ 9,507	$ 0.94

More complete information on Farmer Mac's performance for the quarter ended June 30, 2010 is set forth in the Form 10-Q filed by Farmer Mac earlier today with the Securities and Exchange Commission (SEC).

Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements that reflect management's current expectations for Farmer Mac's future financial results, business prospects and business developments.  Management's expectations for Farmer Mac's future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties.  Various factors or events could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding:   (1) the availability to Farmer Mac and Farmer Mac II LLC of debt financing on reasonable rates and terms; (2) legislative or regulatory developments that could affect Farmer Mac; (3) fluctuations in the fair value of assets held by Farmer Mac and Farmer Mac II LLC; (4) the rate and direction of development of the secondary market for agricultural mortgage and rural utilities loans, including lender interest in Farmer Mac credit products and the Farmer Mac secondary market; (5) the general rate of growth in agricultural mortgage and rural utilities indebtedness; (6) borrower preferences for fixed rate agricultural mortgage indebtedness; (7) the impact of economic conditions and real estate values on agricultural mortgage lending; (8) the willingness of investors to invest in Farmer Mac Guaranteed Securities; (9) developments in the financial markets, including possible investor, analyst and rating agency reactions to events involving GSEs, including Farmer Mac; and (10) the future level of interest rates, commodity prices, and export demand for U.S. agricultural products.  Other risk factors are discussed in Farmer Mac's Annual Report on Form 10K for the year ended December 31, 2009, as filed with the SEC on March 16, 2010 and in Farmer Mac's Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as filed with the SEC earlier today.  The forward-looking statements contained in this release represent management's expectations as of the date of this release.  Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise mandated by the SEC.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans, rural utilities loans, and USDA-guaranteed farm program and rural development loans.  Farmer Mac's Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively.  Additional information about Farmer Mac (as well as the Annual Report on Form 10-K and Quarterly Report on Form 10-Q referenced above) is available on Farmer Mac's website at www.farmermac.com.  Farmer Mac II LLC is a Delaware limited liability company, in which Farmer Mac owns all of the common equity, that operates the Farmer Mac II business of purchasing and holding USDA-guaranteed loans.  Additional information about Farmer Mac II LLC is available on its website at www.farmermac2.com.

The conference call to discuss Farmer Mac's second quarter 2010 financial results and the Corporation's Form 10-Q for second quarter 2010 will be webcast on Farmer Mac's website beginning at 11:00 a.m. eastern time on Tuesday, August 10, 2010.  An audio recording of that call will be available on Farmer Mac's website for two weeks after the call is concluded.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
	June 30,	December 31,
	2010	2009
	(in thousands)
Assets:
Cash and cash equivalents	$ 325,333	$ 654,794
Investment securities:
Available-for-sale, at fair value	1,175,376	1,041,923
Trading, at fair value	81,956	89,972
Total investment securities	1,257,332	1,131,895
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value	1,718,140	2,524,867
Trading, at fair value	-	874,129
Total Farmer Mac Guaranteed Securities	1,718,140	3,398,996
USDA Guaranteed Securities:
Available-for-sale, at fair value	880,424	-
Trading, at fair value	386,496	-
Total USDA Guaranteed Securities	1,266,920	-
Loans:
Loans held for sale, at lower of cost or fair value	908,778	666,534
Loans held for investment, at amortized cost	96,057	93,478
Loans held for investment in consolidated trusts, at amortized cost	1,332,624	-
Allowance for loan losses	(9,495)	(6,292)
Total loans, net of allowance	2,327,964	753,720
Real estate owned, at lower of cost or fair value	4,023	739
Financial derivatives, at fair value	37,121	15,040
Interest receivable	72,616	67,178
Guarantee and commitment fees receivable	36,579	55,016
Deferred tax asset, net	10,405	24,146
Prepaid expenses and other assets	43,057	37,289
Total Assets	$ 7,099,490	$ 6,138,813

Liabilities, Mezzanine Equity and Equity:
Liabilities:
Notes payable:
Due within one year	$ 3,226,745	$ 3,662,898
Due after one year	2,269,421	1,908,713
Total notes payable	5,496,166	5,571,611
Debt securities of consolidated trusts held by third parties	882,629	-
Financial derivatives, at fair value	132,675	107,367
Accrued interest payable	52,913	39,562
Guarantee and commitment obligation	32,762	48,526
Accounts payable and accrued expenses	19,397	23,445
Reserve for losses	9,470	7,895
Total Liabilities	6,626,012	5,798,406

Commitments and Contingencies

Mezzanine Equity:
Series B redeemable preferred stock, par value $1,000 per share, 150,000 shares authorized, issued and outstanding as of December 31, 2009 (redemption value $150,000,000)	-	144,216
Stockholders' Equity:
Preferred stock:
Series C, par value $1,000 per share, 100,000 shares authorized, 57,578 issued and outstanding	57,578	57,578
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 8,745,269 shares outstanding as of June 30, 2010 and 8,610,918 shares outstanding as of December 31, 2009	8,745	8,611
Additional paid-in capital	98,925	97,090
Accumulated other comprehensive income	31,469	3,254
Retained earnings	33,377	28,127
Total Stockholders' Equity	231,625	196,191
Non-controlling interest - preferred stock	241,853	-
Total Equity	473,478	196,191
Total Liabilities, Mezzanine Equity and Equity	$ 7,099,490	$ 6,138,813

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	For the Three Months Ended		For the Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$ 6,390	$ 7,049	$ 12,873	$ 15,958
Farmer Mac and USDA Guaranteed Securities	18,795	25,805	39,626	53,564
Loans	32,142	8,896	65,560	19,381
Total interest income	57,327	41,750	118,059	88,903
Total interest expense	35,719	21,849	72,834	45,562
Net interest income	21,608	19,901	45,225	43,341
Recoveries/(provision) for loan losses	1,870	5,693	(980)	2,159
Net interest income after recoveries/(provision) for loan losses	23,478	25,594	44,245	45,500

Non-interest (expense)/income:
Guarantee and commitment fees	5,710	7,908	11,629	15,318
(Losses)/gains on financial derivatives	(15,840)	21,528	(21,644)	23,239
Gains on trading assets	5,058	35	8,425	31,660
Other-than-temporary impairment losses	-	(2,292)	-	(2,373)
(Losses)/gains on sale of available-for-sale investment securities	-	(300)	240	2,850
Gains on sale of loans and Farmer Mac Guaranteed Securities	-	-	-	1,581
Lower of cost or fair value adjustment on loans held for sale	90	-	(2,184)	-
Other income	211	101	1,040	335
Non-interest (expense)/income	(4,771)	26,980	(2,494)	72,610

Non-interest expense:
Compensation and employee benefits	3,907	3,572	7,418	7,597
General and administrative	2,051	2,986	4,554	5,900
Regulatory fees	562	512	1,125	1,025
Real estate owned operating costs/(income), net	298	(16)	308	5
Provision/(recoveries) for losses	3,043	(529)	1,575	1,990
Non-interest expense	9,861	6,525	14,980	16,517
Income before income taxes	8,846	46,049	26,771	101,593
Income tax expense	756	16,534	5,092	34,624
Net income	8,090	29,515	21,679	66,969
Less: Net income attributable to non-controlling interest -
preferred stock dividends	(5,546)	-	(9,614)	-
Net income attributable to Farmer Mac	2,544	29,515	12,065	66,969
Preferred stock dividends	(720)	(4,130)	(2,690)	(8,066)
Loss on retirement of preferred stock	-	-	(5,784)	-
Net income available to common stockholders	$ 1,824	$ 25,385	$ 3,591	$ 58,903

Earnings per common share and dividends:
Basic earnings per common share	$ 0.18	$ 2.50	$ 0.35	$ 5.81
Diluted earnings per common share	$ 0.17	$ 2.49	$ 0.34	$ 5.80
Common stock dividends per common share	$ 0.05	$ 0.05	$ 0.10	$ 0.10

CONTACT:  Richard Eisenberg, Investor Inquiries, or Chris Bohanon, Media Inquiries, both of Farmer Mac, +1-202-872-7700